Exhibit 99.1

Stryker Announces the Retirement of William R. Jellison and the promotion of
Glenn S. Boehnlein to Vice President, Chief Financial Officer

Kalamazoo, Michigan - January 26, 2016 - Stryker Corporation (NYSE: SYK) announced today that William R. Jellison will retire from his role as Vice President, Chief Financial Officer. Bill’s decision follows an impressive 36 year career, the last three of which have been with Stryker. Bill will pursue his interests of becoming more involved with board roles, having recently joined the board of PolyOne Corporation, and devoting more time to his family. He will remain as CFO through the first quarter of 2016 to ensure a smooth transition. Glenn S. Boehnlein, who currently serves as Group CFO for MedSurg & Neurotechnology (MSNT), will assume the role of Vice President, Chief Financial Officer effective April 1, 2016.

“I want to thank Bill for his leadership since joining Stryker as he helped advance a series of key priorities, including implementing a layered hedging program, executing on a number of acquisitions, and facilitating the establishment of our European regional headquarters,” stated Kevin A. Lobo, Chairman and Chief Executive Officer. “These accomplishments have meaningfully contributed to our success and were achieved while enabling our internal talent pool to develop, including Glenn who has been promoted to CFO. I am confident in Glenn’s ability to lead our finance organization and partner with the broader organization to help Stryker continue to deliver sales growth at the high end of Med Tech while consistently achieving leveraged earnings gains.”

Glenn joined Stryker in 2003 as the Vice President of Finance and IT for Stryker’s Endoscopy division and has taken on roles of increasing responsibility, including his current role as Group CFO of MSNT, which he assumed in 2011. He has a strong and established track record and will continue to uphold the financial standards and practices that enable Stryker’s growth. Glenn’s career began with achieving a CPA degree and rising to Partner at Arthur Andersen, where he worked with large private and public companies, including private offerings and M&A transaction consulting. He then spent three years with Success TV as the company’s CFO prior to joining Stryker. Glenn received his Bachelors and Masters in Accounting from Mississippi State University.

About Stryker

Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world.  Please contact us for more information at www.stryker.com.

Contacts

For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com

Forward Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings as a result of workforce reductions and other restructuring activities. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.